EXHIBIT 99.1

ReElement Technologies Forges $1.4 Billion Partnership with U.S.

Department of War and Vulcan Elements to Advance Fully

Integrated Domestic Rare Earth Magnet Supply Chain

Partnership strengthens ReElement’s ongoing collaboration with Vulcan Elements and expands support from U.S. Department of War

U.S. Department of War will receive warrants in ReElement Technologies Corporation

November 3, 2025 | Source: ReElement Technologies Corporation

FISHERS, INDIANA / ACCESS Newswire / November 3, 2025 / American Resources Corporation (NASDAQ: AREC) (“American Resources”), through its holding in ReElement Technologies Corporation (“ReElement”) a leading U.S. innovator in rare earth element (REE) and critical mineral refining, today announced a joint partnership of $1.4 billion with the U.S Department of War’s Office of Strategic Capital (OSC). The funding supports the expansion of ReElement’s partnership with Vulcan Elements (“Vulcan”) to scale a 100% vertically integrated, domestic rare earth magnet supply chain.

The OSC commitment includes two separate loans, matched by private capital: $620 million to Vulcan Elements and $80 million to ReElement Technologies. These loans will directly support the production of advanced rare earth element separation, metallization, and magnet manufacturing capabilities in the United States. With the increased manufacturing and processing capabilities enabled by OSC’s loans, Vulcan Elements and ReElement will collectively scale to 10,000 metric tonnes of NdFeB magnet production capability, thereby significantly reducing the U.S. NdFeB magnet supply chain gap. In conjunction with the loan commitment, the U.S. Department of War will receive warrants in ReElement Technologies Corporation.

The funding for OSC’s loans comes from the One Big Beautiful Bill Act (OBBBA), passed by Congress and signed by President Trump in July 2025. The Act provides up to $100 billion in total OSC lending authority specifically for critical minerals production and related industries and projects.

Mark Jensen, Chairman and CEO of ReElement Technologies stated, “We are honored to have the support of our government and remain fully committed to meeting the call of our nation. ReElement’s innovative refining platform is designed to address midstream processing and refining challenges for rare earth and critical minerals. Our ongoing collaboration with Vulcan Elements is driven by a shared vision, mission and culture of execution. With support from the United States Government, we are positioned to deliver the secure, scalable, and sustainable solutions that our nation’s supply chain urgently needs.”

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John Maslin, CEO of Vulcan Elements added, “As a former Navy officer, I am honored by the trust that the American government and American people have placed in Vulcan Elements. Now more than ever, we remain focused on execution and performance, so that we can deliver a capability that the nation urgently needs. Vulcan Elements and ReElement Technologies already have a record of strong collaboration, and I look forward to continuing to work with ReElement Technologies as we move forward into this next phase of our partnership.”

Since inception, the Vulcan Elements–ReElement partnership has been guided by four core principles:

1.	Prioritizing the objectives of the United States Government and the nation above all else;
2.	Collaborating with transparency, trust, and respect;
3.	Ensuring a fair and equitable return on investment; and
4.	Driving innovation and entrepreneurship to advance American leadership.

The result is a resilient, end-to-end U.S. supply chain that delivers speed, certainty, and scale for customers while reinforcing national security and industrial independence.

Vulcan Elements and ReElement Technologies are in ongoing discussions with the Office of Strategic Capital to finalize diligence requirements.

About ReElement Technologies Corporation

ReElement Technologies Corporation, a portfolio company of American Resources Corporation (NASDAQ:AREC), is a leading provider of high-performance refining capacity for rare earth and critical battery elements. Its multi-mineral, multi-feedstock platform technology focuses on the refining of recycled material from rare earth permanent magnets and lithium-ion batteries, concentrated ores and brines, as well as coal-based waste streams and byproducts to create a cost effective and environmentally-safe, circular supply chain. ReElement has developed its innovative and scalable “Powered by ReElement” process which collaboratively utilizes its exclusively licensed intellectual property within its partners’ material processing flow sheets to more efficiently support the global supply chain’s growing demand for magnet and battery-grade products. For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

About Vulcan Elements

Vulcan Elements manufactures sintered permanent neodymium iron boron magnets in the United States for critical defense and commercial applications. The company will also produce high-purity rare earth metals in its commercial facility. Vulcan Elements remains committed to advancing technological innovations, galvanizing America’s manufacturing workforce, and collaborating with both public and private sector stakeholders to strengthen the domestic rare earth magnet supply chain. For more information visit vulcanelements.com or connect with the Company on LinkedIn.

About American Resources Corporation (NASDAQ: AREC)

American Resources Corporation is a leader in the critical mineral supply chain, developing innovative solutions both upstream and downstream of the refining process. The company and its affiliates focus on the extraction and processing of metallurgical carbon and iron ore, essential ingredients in steelmaking, as well as critical and rare earth minerals for the electrification market and recycled metals.

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Leveraging its affiliation and former parent status of ReElement Technologies Corporation, a leading provider of high-performance refining capacity for rare earth and critical battery elements, American Resources is investing in and developing efficient upstream and downstream critical mineral operations. These operations include mining interests in conventional and unconventional sources, recycling, and manufacturing.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements.  These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control.  The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Investor Contact:

JTC Team, LLC

Jenene Thomas

(908) 824 – 0775

arec@jtcir.com

Media Inquiries:

Marjorie Weisskohl

703-587-1532

mweisskohl@allseasonspr.com

Company Contacts:

Mark LaVerghetta

317-855-9926 ext. 0

investor@americanresourcescorp.com

Vulcan Elements:

Jonah Glick‑Unterman

Chief of Staff

Email: Jonah@vulcanelements.com

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